                         FRIENDLY ICE CREAM CORPORATION


                                    EXHIBIT A

SUBSIDIARY ACQUIRING SECURITIES                            CLASSIFICATION
-------------------------------                            --------------
Fleet National Bank                                        Bank
Fleet Investment Advisors, Inc.                            Bank